Exhibit 23(d)



                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


         As independent public accountants, we hereby consent to the incorporation by reference in this Form S-3 registration statement of our reports dated February 24, 1999, included (or incorporated by reference) in United Air Lines, Inc. Form 10-K for the year ended December 31, 1998, and to all references to our firm included in this registration statement.


ARTHUR ANDERSEN LLP
Chicago, Illinois
November 9, 1999


                                                     1